Exhibit 10.30

August 7, 2015
Gabriel J. Parmese
Chief Financial Officer
American DG Energy
45 First Ave
Waltham, MA 02451

Dear Mr. Parmese:

The purpose of this letter (the “First Amendment”) is to be the first amendment to the Facilities, Support Services, and Business Agreement dated August 8, 2014 between Tecogen Inc. (the “Lessor”) and American DG Energy Inc. (the “Lessee”, and together the “Parties”) (the “Existing Agreement”).

In consideration of both parties desire to extend the Existing Agreement have the term of the Existing Agreement auto-renew, the parties hereby agree as follows:

1.
The content of section 2 of the Existing Agreement, is completely deleted and replaced with the following: “The term of this agreement shall be for two (2) years and commenced as of the effective date of this agreement (the “Initial Term”). This agreement will automatically be renewed for one month periods after the Initial Term, unless either party gives to the other party notice of intention to terminate or modify the Agreement at least five (5) business days prior to the date it terminates or expires”.

2.	Sections 3, 4, and 5 of the Existing Agreement are hereby incorporated by reference into this First Amendment as if they were written in the First Amendment and applied to the First Amendment.

3.
If any term or provision of this First Amendment t is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this First Amendment or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this First Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible. Except as amended by this First Amendment, the Existing Agreement continues unchanged and in full force. This First Amendment, together with the Existing Agreement and all related exhibits and schedules, constitutes the sole and entire agreement of the parties to this First Amendment with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Each party, by their signature below of their authorized representative, hereby acknowledges that they have read this First Amendment, understands it, and agree to be bound by its terms and conditions.

[Signature page to follow]

Exhibit 10.30

To indicate your agreement to these amendments, please sign this letter and the enclosed duplicate original in the space provided at the end of these letter. In addition, please return one original to the Lessor in the enclosed, self-addressed envelope.

This First Amendment is entered into as of the day and year first written above.

/s/ David A. Garrison              /s/ Gabriel Parmese
Lessor (Signature)                Lessee (Signature)

David A. Garrison, Tecogen CFO     Gabriel Parmese, ADGE CFO
(Printed name and title)            (Printed name and title)